EXHIBIT 11


                          SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARY

                     Statement Regarding Computation of Per Share Earnings

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                                                  Three Months Ended       Six Months Ended
                                                       June30,                June30,
                                                ----------------------- ----------------------
                                                   1996        1997        1996       1997
                                                ----------- ----------- ---------- -----------
Primary earnings per share information:
  Weighted average number of common
     shares outstanding during the period         3,499,293   4,999,293  3,500,487   4,999,293
  Annualized additional common
     shares due to stock options                                 3,413                 1,999
                                                ----------- ----------- ---------- -----------
                                                  3,499,293   5,002,706  3,500,487   5,001,292
                                                =========== =========== ========== ===========

  Net Earnings                                   $1,154,000  $1,536,000 $1,668,000  $2,487,000

  Primary earnings per common share             $     0.33  $     0.31  $    0.48  $     0.50


Fully diluted earnings per share information:                          .
  Weighted average number of common
     shares outstanding during the period         3,499,293   4,999,293  3,500,487   4,999,293
  Annualized additional common
    shares due to stock options                                  7,599                 4,092
                                                ----------- ----------- ---------- -----------
                                                  3,499,293   5,006,892  3,500,487   5,003,385
                                                =========== =========== ========== ===========

   Net earnings                                  $1,154,000  $1,536,000 $1,668,000  $2,487,000
                                                ----------- ----------- ---------- -----------

   Fully diluted earnings per common share      $     0.33  $     0.31  $    0.48  $     0.50


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